                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  November 17, 1997



                          PHP HEALTHCARE CORPORATION
            (Exact name of Registrant as specified in its charter)



State or other jurisdiction of incorporation:  Delaware

Commission File No.:  0-16235

I.R.S. Employer Identification No.:  54-1023168

Address of principal executive offices:  11440 Commerce Park Drive
                                         Reston, VA  20191

Registrant's telephone number, including area code:  (703) 758-3600

Former name or former address, if changed since last report:  Not applicable

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES


Item 5.
-------

Item 5 is hereby amended in its entirety to read as follows.

          As required by the Credit Agreement, the Company used the net proceeds from the sale of its Series B Convertible Preferred Stock to repay outstanding borrowings thereunder. In connection therewith, NationsBank released to the Company the 920,850 warrants to acquire shares of PHP Common Stock which were held in escrow pending repayment of borrowings under the Credit Agreement. On January 14, 1998, the Credit Agreement was amended to provide the Company with $30,000,000 of availability under the Revolving Credit Facility. Among other things, the amendment also decreased the Applicable Margin with respect to the Revolving Credit Facility to 2.00% for Eurodollar Rate Advances and 1.00% for Alternate Rate Advances until the Company delivers financial statements to the Administrative Agent for the fiscal quarter ended January 31, 1998. Thereafter, the Applicable Margin will be determined by the Leverage Ratio (as defined in the Credit Agreement) as set forth below:


                         Eurodollar Rate Advances   Alternate Base Rate Advances
                         ------------------------   ----------------------------
Level 1
-------
less than 2.00:1                  1.25%                      0.25%

Level II
--------
2.00:1 or greater,                1.50%                      0.50%
but less than 2.50:1

Level III
---------
2.50:1 or greater,                1.75%                      0.75%
but less than 3.00:1

Level IV
--------
3.00:1 or greater                 2.00%                      1.00%


          The foregoing discussion of the amendment to the Credit Agreement is qualified in its entirety by reference to a copy of the amendment which is filed as an exhibit hereto and incorporated herein by reference.

                           PHP HEALTHCARE CORPORATION


Item 7.  Financial Statements and Exhibits
------------------------------------------

Item 7 is hereby restated in its entirety to read as follows:

The following documents are included in this report:

a)  Financial statements of the business acquired

- HIP of New Jersey, Inc. and Subsidiary Consolidated Financial Statements and Additional Information as of and for the years ended December 31, 1996 and 1995, with Report of Independent Auditors (see Exhibit 99.1)

- HIP of New Jersey, Inc. and Subsidiary Consolidated Financial Statements and Additional Information as of and for the years ended December 31, 1995 and 1994, with Report of Independent Auditors (see Exhibit 99.2)

b)  Pro forma financial information

    The following pro forma financial information is required by Article 11 of Regulation S-X:

- PHP Healthcare Corporation Pro Forma Combined Balance Sheet as of October 31, 1997 (unaudited)

- PHP Healthcare Corporation Pro Forma Combined Statements of Operations for the Six Months ended October 31, 1997 (unaudited).

- PHP Healthcare Corporation Pro Forma Combined Statements of Operations for the Year ended April 30, 1997 (unaudited).

- PHP Healthcare Corporation Notes to Pro Forma Combined Statements of Operations for the Year ended April 30, 1997 (unaudited) and the Six Months ended October 31, 1997 (unaudited).

c)  Exhibits.  The following exhibits are furnished as a part of this report.
    --------

   Exhibit                       Description
   -------                       -----------
     4.1   Warrant Agreement between PHP Healthcare Corporation and First Trust of New York, National Association, Warrant Agreement, dated as of
           October 31, 1997*

    10.1 Asset Purchase Agreement by and between PHP Healthcare Corporation and HIP of New Jersey, Inc., dated as of July 24, 1997**

    10.2   Credit Agreement, dated October 31, 1997, among PHP Healthcare
           Corporation as Borrower and The Initial Lenders and Initial Issuing
           Bank Named Herein as Initial Lenders and Initial Issuing Bank and
           NationsBank, N.A. as Collateral Agent and Administrative Agent*

                           PHP HEALTHCARE CORPORATION


    10.3  Security Agreement, dated as of October 31, 1997, from PHP Healthcare
          Corporation. The Other Grantors Referred to Herein and The Additional
          Grantors Referred to Herein as Grantors to NationsBank, N.A. as
          Administrative Agent*

    10.4 Subsidiary Guaranty, dated as of October 31, 1997, from each of the Subsidiaries of PHP Healthcare Corporation listed on the Signature
          Pages Hereof and the Additional Subsidiary Guarantors referred to herein as Guarantors in favor of the Secured Parties referred to in the Credit Agreement referred to herein**

    10.5 Letter Amendment dated as of January 14, 1998 to the Credit Agreement, dated October 31, 1997, among PHP Healthcare Corporation as Borrower and the Initial Lenders and Initial Issuing Bank named herein as Initial Lenders and Initial Issuing Bank and NationsBank, N.A. as
          Collateral Agent and Administrative Agent

    23.1  Consent of Independent Auditors

    99.1  HIP of New Jersey, Inc. and Subsidiary Consolidated Financial
          Statements and Additional Information as of and for the Years ended
          December 31, 1996 and 1995, with Report of Independent Auditors

    99.2  HIP of New Jersey, Inc. and Subsidiary Consolidated Financial
          Statements and Additional Information as of and for the Years ended
          December 31, 1995 and 1994, with Report of Independent Auditors

-----------

* Document filed as an exhibit to the Company 8-K Report (File No. 0-16235) on November 17, 1997 bearing the same exhibit number, which is incorporated herein by reference.

** Document filed as an exhibit to the Company's 10-Q Report (File No. 0-16235) for the period ended July 31, 1997, bearing the same exhibit number, which is incorporated herein by reference.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES

                    Pro Forma Combined Financial Statements


     Effective October 31, 1997, PHP Healthcare Corporation ("PHP" or the "Company") acquired eighteen health centers located throughout the state of New Jersey from HIP of New Jersey, Inc. ("HIPNJ"), a health maintenance organization. The total purchase price of approximately $80 million, including transaction costs and other consideration, was paid through a combination of cash on hand and bank financing under a senior credit facility. The Company may be required to pay HIP additional amounts based upon membership growth through the year 2000, up to a total of $15 million. In conjunction with the purchase agreement, the Company and HIPNJ entered into a twenty year Health Services Agreement pursuant to which the Company will arrange for the provision of certain health care services to enrolled HIPNJ beneficiaries in return for global capitation payments. To enable the Company to provide health care services as promptly as possible, the Company and HIPNJ also entered into a Network Access Transition Agreement, whereby HIPNJ will pay the Company $5.4 million to perform various transition functions, and provide HIPNJ members access to the Company's health care network during the transition period.

     On December 30, 1997, PHP announced the completion of a private placement of shares of its Series B Convertible Preferred Stock at a purchase price of $1,000 per share, resulting in gross proceeds to the Company of $70 million. The proceeds of the offering were used to repay outstanding borrowings under a senior credit facility, to pay related expenses and for working capital. The senior credit facility was established to temporarily finance the Company's acquisition of 18 health centers from HIP, although the Company intended to obtain permanent financing through the issuance of bank debt or equity securities. The issuance cost under this temporary financing was approximately $13 million.

     The transaction was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated, on an estimated basis, to the acquired tangible ($15 million) and identifiable intangible ($65 million) assets and assumed liabilities based on their respective estimated fair values. The identifiable intangible assets will be amortized on a straight-line basis over periods up to 20 years.

     The transaction was recorded in the Company's historical balance sheet on October 31, 1997. The pro forma adjustments in the accompanying Pro Forma Combined Balance Sheet as of October 31, 1997 gives effect to the issuance of the $70 million Series B Convertible Preferred Stock and the repayment of the temporary bank financing under a senior credit facility.

     The accompanying Pro Forma Combined Statements of Operations for the year ended April 30, 1997 and the six months ended October 31, 1997, give effect to the transaction with HIPNJ completed on October 31, 1997 as if HIPNJ and the effects of the Health Services Agreement occurred on May 1, 1996.

     The pro forma financial information is not necessarily indicative of the results of operations which would have been attained had the transaction been consummated on the date indicated or that which may be attained in the future. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of PHP and HIPNJ.

                           PHP HEALTHCARE CORPORATION
                        Pro Forma Combined Balance Sheet
                       As of October 31, 1997 (unaudited)
                        (In thousands, except share data)

                                                                                     October 31,
                                                                                        1997            Pro                Pro
                                                                                        ----           Forma              Forma
                                                                                    (Unaudited)     Adjustments          Combined
                                                                                                    -----------          --------
ASSETS
Current assets:
   Cash and cash equivalents...................................................       $ 10,981        $ 15,075           $ 26,056
   Accounts receivable, net....................................................         55,700                             55,700
   Pharmaceutical and medical supplies.........................................            671                                671
   Receivables from officers...................................................          3,031                              3,031
   Income tax receivable.......................................................            895                                895
   Deferred income taxes.......................................................            539           1,838              2,377
   Other current assets........................................................          5,372                              5,372
                                                                                      --------       ----------          --------
   Total current assets........................................................         77,189          16,913             94,102
Property and equipment, net....................................................         54,429                             54,429
Intangible assets, net of accumulated amortization of $1,690...................         79,526                             79,526
Receivables from officers......................................................            498                                498
Note receivable................................................................          2,000                              2,000
Other assets...................................................................         10,023           1,600             11,623
                                                                                     ---------       ---------          ---------
     Total assets..............................................................       $223,665        $ 18,513           $242,178
                                                                                     =========       =========          =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Note payable to bank........................................................      $   3,000        $ (3,000)          $    ---
   Amounts due in connection with acquisition..................................         12,902         (12,902)               ---
   Current maturities of notes payable - other.................................          2,057                              2,057
   Accounts payable............................................................         18,525                             18,525
   Claims payable - medical services...........................................          6,080                              6,080
   Accrued salaries and benefits...............................................         10,605                             10,605
   Income taxes payable........................................................          1,168                              1,168
Deferred revenue...............................................................         24,568                             24,568
                                                                                      --------       ----------          --------
Total current liabilities......................................................         78,905         (15,902)            63,003

Amounts due in connection with acquisition.....................................         25,710         (25,710)               ---
Notes payable - other, net of current maturities...............................          5,488                              5,488
Convertible subordinated debentures............................................         66,290                             66,290
Deferred income taxes..........................................................          1,274                              1,274
Deferred gain on sale of building..............................................            873                                873
Other liabilities..............................................................            871                                871
                                                                                      --------       ----------          --------
     Total liabilities                                                                 179,411         (41,612)           137,799
                                                                                      --------       ----------          --------
Minority interest..............................................................          1,282                              1,282
                                                                                      --------       ----------          --------
Stockholders equity:
   Preferred stock, Series B Convertible Preferred Stock, $1,000 par value;
     80,800 shares authorized, 70,000 shares issued and outstanding (net of
     value of beneficial conversion feature at date of issue of $6,300)........                         63,700             63,700
   Preferred stock, $.01 par value, 9,919,200 shares authorized, none issued...
   Common stock, $.01 par value, 100,000,000 shares authorized, 14,818,415                 ---
     shares....................................................................            148                                148
   Additional paid-in capital..................................................         44,666          (6,463)            44,503
   Note receivable from sale of stock..........................................           (900)          6,300               (900)

   Retained earnings...........................................................          5,630          (3,412)             2,218
   Treasury stock, 3,258,485 common shares, at cost............................         (6,572)                            (6,572)
                                                                                      --------       ---------           --------
     Total stockholders' equity................................................         42,972          60,125            103,097
                                                                                      --------       ---------           --------
Contingencies..................................................................
                                                                                      $223,665       $  18,513           $242,178
                                                                                      ========       =========           ========


The accompanying notes are an integral part of this pro forma statement.

                           PHP HEALTHCARE CORPORATION
                   Pro Forma Combined Statements of Operations
                     Year ended April 30, 1997(unaudited)
                      (In thousands, except per share data)

                                                     Historical
                                                     ----------
                                                                                                                    Pro
                                                                                          Pro Forma                Forma
                                                 PHP          HIPNJ        Subtotal      Adjustments    Notes     Combined
                                                 ---          -----        --------      -----------    -----     --------

Revenue...................................    $ 232,307     $ 385,540     $ 617,847      $(35,870)        1       $ 581,977

                                                                                            7,238         2
                                                                                           (6,250)        2
                                                                                            3,226         5
Direct Costs..............................     (189,477)     (351,037)     (540,514)       12,211         3        (524,089)
                                              ----------    ----------    ----------     --------                 ----------

Gross Profit..............................       42,830        34,503        77,333       (19,445)                   57,888

General and administrative costs..........      (30,846)      (43,155)      (74,001)       27,920         4         (46,081)

Reserve for Medicaid receivables..........       (9,822)                     (9,822)                                 (9,822)
Retirement charges........................       (2,275)                     (2,275)                                 (2,275)
Restructuring charges.....................       (2,550)                     (2,550)                                 (2,550)
                                              ----------    ----------    ----------     --------                 ----------

       Operating income (loss)............       (2,663)       (8,652)      (11,315)        8,475                    (2,840)

Other income (expenses):
   Interest expense.......................       (5,577)       (1,525)       (7,102)        1,525         6          (5,577)
   Interest income........................        2,060                       2,060                                   2,060
   Miscellaneous income (expense).........         (222)                       (222)                                   (222)
   Minority interest in earnings..........         (196)                       (196)                                   (196)
                                              ----------    ----------    ----------     --------                 ----------
       Earnings (loss) before income tax..       (6,598)      (10,177)      (16,775)       10,000                    (6,775)
Income tax benefit........................        2,510                       2,510            65         7           2,575
                                              ----------                  ----------     --------                 ----------

   Net earnings (loss)....................       (4,088)      (10,177)      (14,265)       10,065                    (4,200)

Deemed dividend on Series B Preferred
   Stock..................................                                                 (6,300)        8          ( 6,300)
                                              ----------    ----------    ----------     --------                 ----------
   Net loss applicable to common
      shareholders........................    $  (4,088)    $ (10,177)    $ (14,265)     $  3,765                 $ (10,500)
                                              ==========    ==========    ==========     ========                 ==========

Primary earnings per common share:
   Net loss...............................    $    (.37)                                                          $    (.38)
   Deemed dividend.....................             ---                                                                (.57)
                                              ----------                                                          ----------
   Net loss applicable to common
      shareholders........................    $    (.37)                                                          $    (.95)
                                              ==========                                                          ==========
   Fully diluted earnings per common
      share...............................    $    (.37)                                                          $    (.95)
                                              ==========                                                          ==========

Weighted average number of common
shares outstanding:
   Primary................................        11,038                                                             11,038
                                              ==========                                                          ==========
   Fully diluted..........................        11,038                                                             11,038
                                              ==========                                                          ==========


The accompanying notes are an integral part of this pro forma statement.

                          PHP HEALTHCARE CORPORATION
                  Pro Forma Combined Statements of Operations
             for the Six Months ended October 31, 1997 (Unaudited)
                     (In thousands, except per share data)


                                                    Historical
                                                    ----------                          Pro Forma          Pro Forma
                                                 PHP           HIP         Subtotal     Adjustments  Notes  Combined
                                                 ---           ---         --------     -----------  -----  --------
Revenue..................................     $ 111,495      $188,391      $299,886     $ (16,904)     1    $ 282,982

                                                                                            6,395      2
                                                                                           (3,125)     2
                                                                                            1,768      5
Direct Costs.............................       (89,964)     (187,272)     (277,236)        6,106      3     (266,092)
                                              ----------    ----------    ----------    ---------           ----------

Gross Profit.............................        21,531         1,119        22,650        (5,760)             16,890

General and administrative costs.........       (14,730)      (21,361)      (36,091)       18,246      4      (17,845)
                                              ----------    ----------    ----------    ---------           ----------


       Operating income (loss)...........         6,801       (20,242)      (13,441)       12,486                (955)

Other income (expenses):
   Interest expense......................        (3,016)         (987)       (4,003)          987      6       (3,016)
   Interest income.......................           658                         658                              658
   Miscellaneous income (expense)........          (584)                       (584)                            (584)
   Minority interest in earnings.........          (522)                       (522)                            (522)
                                              ----------    ----------    ----------    ---------          ----------
       Earnings (loss) before income tax.         3,337       (21,229)      (17,892)       13,473             (4,419)
Income tax (expense) benefit.............        (1,168)                     (1,168)        2,715      7       1,547
                                              ----------                  ----------    ---------          ---------

       Net earnings (loss)...............     $   2,169     $ (21,229)    $ (19,060)    $  16,188          $  (2,872)
                                              =========     ==========    ==========    =========          ==========

Net earnings (loss) per common share:
   Primary...............................     $    0.16                                                    $   (0.21)
                                              =========                                                    ==========
   Fully diluted.........................     $    0.16                                                    $   (0.21)
                                              =========                                                    ==========

Weighted average number of common
shares outstanding:
   Primary...............................        13,679                                                       13,679
                                              =========                                                    =========
   Fully diluted.........................        13,790                                                       13,790
                                              =========                                                    =========


The accompanying notes are an integral part of this pro forma statement.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES

                Notes to Pro Forma Combined Financial Statements
               for the Year Ended April 30, 1997 (unaudited) and the Six Months Ended October 31, 1997 (unaudited)


(1)  Revenue - Global Capitation

In conjunction with the purchase agreement, PHP and HIPNJ entered into a twenty year Health Services Agreement pursuant to which PHP will provide certain health care services to enrolled HIPNJ beneficiaries in return for a global capitation payment to PHP. Pursuant to the Health Services Agreement, PHP will receive premium revenue, 100% of revenues generated in the health centers, including optical and pharmacy revenues, and a portion of all Administrative Services Only fees. This pro forma adjustment is to eliminate the HIPNJ retained revenues.


(2)  Direct costs - Depreciation

The pro forma adjustment to direct costs represents a decrease to eliminate the depreciation expense for the acquired leasehold improvements that HIPNJ recognized and to eliminate goodwill amortization that will be retained by HIPNJ ($7,238 and $6,395 for the year ended April 30, 1997 and the six months ended October 31, 1997, respectively). Additionally, the pro forma adjustment to direct costs represents an increase in depreciation expense that would have been recognized by PHP based upon the estimated useful lives of the acquired assets and an increase to record goodwill purchased by PHP ($6,250 and $3,125 for the year ended April 30, 1997 and the six months ended October 31, 1997, respectively). This depreciation amount is based on an estimated blended rate which approximates a period of five (5) years. The Company assesses the recoverability of intangible assets by determining whether the balance can be recovered through estimated undiscounted future operating cash flows.


(3)  Direct Costs - Labor Savings

The pro forma adjustment to direct costs represent eliminations of HIPNJ labor cost which will not be incurred by PHP under the Health Services Agreement as a result of a reduction in the workforce.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
                Notes to Pro Forma Combined Financial Statements
               for the Year Ended April 30, 1997 (unaudited) and
         the Six Months Ended October 31, 1997 (unaudited) (continued)


(4)  General and Administrative - HIPNJ Retained Costs

Pursuant to the Health Services Agreement, HIPNJ will retain certain administrative activities, including but not limited to marketing, regulatory relations, plan finance and certain member services. This pro forma adjustment to general and administrative costs represents the elimination of these administrative activities.


(5)  Health Center Closings

The pro forma adjustment to direct costs represent the elimination of certain fixed costs as a result of two health center closings.


(6)  Interest Expense

The pro forma adjustment to interest expense represent the elimination of certain interest costs which will be retained by HIPNJ.


(7)  Income Tax

The pro forma adjustment to income taxes represents the income tax benefit which would result in applying the Company's historical tax base.


(8)  Deemed Dividend

The deemed dividend represents accretion of value of the beneficial conversion feature (9% discount in twelfth month after issuance) on Series B Preferred Stock.

(9)  Additional Cost Reductions

There are additional cost reductions in connection with the transaction relating to recontracting provider agreements on a unit price basis which are not reflected in the pro forma statements. The Company has estimated that if these cost reductions were included, the reduction to medical expense (included in direct costs) would be appoximately 20 million and $24.4 million on an annual basis. Additional cost reductions are anticipated resulting from more effective utilization efforts.

                           PHP HEALTHCARE CORPORATION

                                   SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                    PHP HEALTHCARE CORPORATION
                                    --------------------------
                                    (Registrant)



                              By:     /s/ Anthony M. Picini
                                    -----------------------
                                    ANTHONY M. PICINI
                                    Executive Vice President and
                                    Chief Financial Officer



Date:       January 16, 1998
            ----------------

                           PHP HEALTHCARE CORPORATION
                                 Exhibit Index
                                 -------------

  Exhibit                             Description
  -------                             -----------
     4.1   Warrant Agreement between PHP Healthcare Corporation and First Trust of New York, National Association, Warrant Agreement, dated as of
           October 31, 1997*

    10.1 Asset Purchase Agreement by and between PHP Healthcare Corporation and HIP of New Jersey, Inc., dated as of July 24, 1997**

    10.2   Credit Agreement, dated October 31, 1997, among PHP Healthcare
           Corporation as Borrower and The Initial Lenders and Initial Issuing
           Bank Named Herein as Initial Lenders and Initial Issuing Bank and
           NationsBank, N.A. as Collateral Agent and Administrative Agent*

    10.3   Security Agreement, dated as of October 31, 1997, from PHP Healthcare
           Corporation. The Other Grantors Referred to Herein and The Additional
           Grantors Referred to Herein as Grantors to NationsBank, N.A. as
           Administrative Agent*

    10.4 Subsidiary Guaranty, dated as of October 31, 1997, from each of the Subsidiaries of PHP Healthcare Corporation listed on the Signature
           Pages Hereof and the Additional Subsidiary Guarantors referred to herein as Guarantors in favor of the Secured Parties referred to in the Credit Agreement referred to herein**

    10.5   Letter Amendment dated as of January 14, 1998 to the Credit
           Agreement, dated October 31, 1997, among PHP Healthcare Corporation as Borrower and the Initial Lenders and Initial Issuing Bank named herein as Initial Lenders and Initial Issuing Bank and NationsBank,
           N.A. as Collateral Agent and Administrative Agent

    23.1   Consent of Independent Auditors

    99.1   HIP of New Jersey, Inc. and Subsidiary Consolidated Financial
           Statements and Additional Information as of and for the Years ended
           December 31, 1996 and 1995, with Report of Independent Auditors

    99.2   HIP of New Jersey, Inc. and Subsidiary Consolidated Financial
           Statements and Additional Information as of and for the Years ended
           December 31, 1995 and 1994, with Report of Independent Auditors


------------

* Document filed as an exhibit to the Company 8-K Report (File No. 0-16235) on November 17, 1997 bearing the same exhibit number, which is incorporated herein by reference.

**   Document filed as an exhibit to the Company's 10-Q Report (File No. 0-
16235) for the period ended July 31, 1997, bearing the same exhibit number, which is incorporated herein by reference.